Exhibit 99.B.4.30
ING Life Insurance and Annuity Company
ENDORSEMENT
The Contract and Certificate are hereby endorsed as follows:
· For Contracts issued prior to September 1, 2004, the Guaranteed GA Account Interest Rates (Guaranteed
Rates) provision under the Guaranteed Accumulation Account (GA Account) section is deleted and replace it with the following:
Guaranteed GA Account Interest Rates (Guaranteed Rates) - the Company will declare all interest rate(s)
applicable to a specific Term at the start of the Deposit Period for that Term. These rate(s) are guaranteed by the Company for that Deposit Period and the ensuing Term and are not based on the actual investment experience of the underlying assets in the GA Account. The Guaranteed Rates are annual effective yields.
The interest is credited daily at a rate that will produce the guaranteed annual effective yield over the period of a year. For Certificates issued under the Contract on or after September 1, 2004, no annual rate will ever be less than 3%. For Certificates issued under the Contract prior to September 1, 2004, no annual interest rate will ever be less than 4%.
For Term(s) of one year or less, one Guaranteed Interest Rate is set and announced for that full Term. For other Terms, there may be two or more rates. All of these rate(s) may be set and announced prior to the
Deposit Period for that Term and will not be subject to change.
· For Contracts and Certificates issued on or after September 1, 2004, the Guaranteed GA Account Interest
Rates (Guaranteed Rates) provision under the Guaranteed Accumulation Account (GA Account) section is deleted and replace it with the following:
Guaranteed GA Account Interest Rates (Guaranteed Rates) - the Company will declare all interest rate(s)
applicable to a specific Term at the start of the Deposit Period for that Term. These rate(s) are guaranteed by the Company for that Deposit Period and the ensuing Term and are not based on the actual investment experience of the underlying assets in the GA Account. The Guaranteed Rates are annual effective yields.
The interest is credited daily at a rate that will produce the guaranteed annual effective yield over the period of a year. No annual rate will ever be less than 3%.
For Term(s) of one year or less, one Guaranteed Interest Rate is set and announced for that full Term. For other Terms, there may be two or more rates. All of these rate(s) may be set and announced prior to the
Deposit Period for that Term and will not be subject to change.
Endorsed and made part of the Contract and Certificate on the later of September 1, 2004 or on the effective date of the
Contract or Certificate.

               /s/ Keith Gubbay

                     President
ING Life Insurance and Annuity Company

ENYSTINTS (9/04)